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                                                                  Exhibit 10.18


                        AMENDMENT TO EMPLOYMENT AGREEMENT

      This Amendment (the "Amendment"), effective as of January 3, 2005 (the "Effective Date"), to the employment agreement executed on April 12, 2002, which was amended on October 20, 2003, and amended and restated on August 20, 2004 (as amended, the "Employment Agreement") by and between Eyetech Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Anthony P. Adamis, M.D., an individual (the "Executive").

                                   WITNESSETH:

      WHEREAS, the Company and the Executive entered into the Employment Agreement; and

      WHEREAS, the Company and the Executive desire to amend the Employment Agreement to reflect changes that the parties hereby agree to in connection with the Company's continued employment of the Executive and to correct a mistake of fact with respect to the August 20, 2004 amendment to the Employment Agreement (the "August 2004 Amendment");

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments - The Employment Agreement shall be amended as follows:

            1.1   Commencement of Vesting. To correct a mistake of fact, Section
1.6 (Commencement of Vesting) of the August 2004 Amendment shall be replaced in its entirety with the following:

            "1.6 Commencement of Vesting of Original Option Grant. The Executive acknowledges that the Executive's original grant of 225,000 stock options commenced vesting on July 1, 2002."

            1.2 Engagement of Employee; Title; Reporting Responsibilities. Subsection (a) of Section 1 (Engagement of Employee; Title; Reporting Responsibilities) of the Agreement shall be replaced in its entirety as follows:

            "(a) Commencing as of January 1, 2005, the Company engages the Employee, and the Employee hereby agrees to serve, as and with the title "Executive Vice President of Research and Development, Chief Scientific Officer," reporting directly to the Chief Executive Officer (the "Supervisor"). The Employee will perform such duties as directed by the Supervisor, including, without limitation: (1) overall responsibility for Company's pre-clinical program, including identification of compounds for development and clinical research in accordance with the Company's goals and objectives, (2) overall responsibility for clinical development, regulatory and medical strategy and (3) such other duties as the Supervisor and the Company may assign (collectively, the "Duties"). The Company agrees that the Employee will be given the highest title for those employees reporting directly to the Chief Executive Officer, whether Executive Vice President, or otherwise, as may be determined from time to time; in any event, the Employee's title will not be reduced from Executive Vice President to a lower ranking title."

            1.3 Relocation. Section 5 (Relocation Expenses) of the Agreement shall be replaced in its entirety as follows:

            "5.   Relocation. The Employee has agreed to relocate to the New
York/New Jersey metropolitan area as soon as practicable in 2005. In connection with the Employee's relocation to the New York/New Jersey metropolitan area (the "New Home"), the Company agrees to: (i) reimburse Employee for reasonable moving expenses (including, without limitation, hotel charges for Employee and his family incurred in connection locating and moving to a New Home), upon receipt of supporting documentation from Employee, (ii) to reimburse Employee for closing costs associated with the purchase of the New Home and the sale of the Current Home, including brokers' fees, but not including consequential costs
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associated with the sale of Employee's Current Home, promptly upon receipt of supporting documentation from Employee and (iii) to provide to Employee any addition relocation expenses generally available to persons of his position under applicable Company policies. The Company will promptly reimburse Employee for such expenses upon receipt of the supporting documentation referred to above and in accordance with the Company's reimbursement policies and procedures. Further, the Employee shall be entitled to a non-accountable, $2,000.00 monthly car allowance."

            1.4 Termination and Severance. Section 1.2 (Termination and Severance) of the Agreement shall be amended as follows:

            1.4.1 Subclause (iii) of subsection (b) shall be amended to read in its entirety as follows effective after Executive's move to the New York/New Jersey metropolitan area: "(iii) a relocation of Executive's principal office location to a location more than thirty-five (35) miles from New York, New York, except for required travel by Executive on the Company's business."

            1.4.2 For avoidance of doubt, subclause (ii) of subsection (c) shall be amended to read in its entirety as follows: "(iii) Executive's unvested equity rights shall become vested and exercisable as set forth in Section 1.3(b);".

2.    Reference to and Effect on the Employment Agreement

      2.1 On and after the date hereof, each reference to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Employment Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Employment Agreement. A reference to the Employment Agreement in any such instrument or document shall be deemed to be a reference to the Employment Agreement as amended hereby.

      2.2 This Amendment to Employment Agreement shall amend and supercede where specified the Employment Agreement dated April 12, 2002, the Amendment to Employment Agreement, executed on October 20, 2003, and the Amended and Restated Amendment to Employment Agreement, dated August 20, 2004. Except as amended and/or superseded by this Amendment, the Employment Agreement shall remain in full force effect.

3. Governing Law. The Employment Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.

4. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

EYETECH PHARMACEUTICALS, INC.

By: /s/ David R. Guyer
    ------------------
Name:  David R. Guyer
Title: Chief Executive Officer

EXECUTIVE


/s/ Anthony P. Adamis
---------------------
Name: Anthony P. Adamis, M.D.